Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE ARBINET-THEXCHANGE, INC.

2004 STOCK INCENTIVE PLAN, AS AMENDED

Name of Participant:

No. of Target Shares:

Final Acceptance Date:

Performance Measure: See attached Exhibit A (the “Performance Goals”)

Pursuant to the Arbinet-thexchange, Inc. 2004 Stock Incentive Plan as amended through the date hereof (the “Plan”), Arbinet-thexchange, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Participant named above. No shares of Common Stock, par value $0.001 per share (the “Stock”), of the Company shall be issued unless the provisions of Section 2 are satisfied.

1. Acceptance of Award. The Participant shall have no rights with respect to this Award unless he shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Company a copy of this Award Agreement, and (ii) delivering to the Company a stock power endorsed in blank.

2. Issuance of Restricted Stock. The actual number of shares of Restricted Stock to be issued to the Participant will vary depending upon the Company’s achievement of the Performance Goals, as set forth on Exhibit A attached hereto. The Compensation Committee of the Board of Directors (the “Compensation Committee”) shall certify at its first meeting (the “Grant Date”) after December 31, 2008 (the “Measurement Date”), which shall in no event be later than two and one-half months after the end of the Measurement Date, whether and the extent to which the Performance Goals have been met on the Measurement Date. The number of shares of Restricted Stock determined pursuant to this Section 2 shall be issued and delivered to the Participant, either via book-entry or actual stock certificates, and the Participant’s name shall be entered as the stockholder of record with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 3 below.

3. Restrictions and Conditions.

(a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Board or Committee (as defined in the Plan) in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant prior to vesting.

(c) If the Participant ceases to be an employee or director of, or consultant or advisor to, the Company or a subsidiary (an “Eligible Participant”) for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, any shares of Restricted Stock that have not vested shall immediately and automatically be forfeited and returned to the Company.

4. Vesting of Restricted Stock. Subject to the issuance of the Restricted Stock pursuant to Section 2, the restrictions and conditions in Section 3 of this Award Agreement shall lapse on the

Vesting Date or Dates specified in the following schedule, so long as the Participant remains an Eligible Participant on the relevant Vesting Date. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 3 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such Date.

Number of Shares of Restricted Stock Vested	Vesting Date
One-third (1/3rd)	Grant Date
One-third (1/3rd)	First Anniversary of Grant Date
One-third (1/3rd)	Second Anniversary of Grant Date

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. Restricted Stock may be subject to accelerated vesting in accordance with Section 7 below.

5. Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Participant.

6. Reorganization Event.

(a) Upon the occurrence of a Reorganization Event (as defined in the Plan) other than a liquidation or dissolution of the Company, if the Award is assumed or otherwise continued by the Company’s successor, the rights of the Company under this Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Stock subject to the Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing this Award or any other agreement between a Participant and the Company, all restrictions and conditions on this Award then outstanding shall automatically be deemed terminated or satisfied.

(b) This Award Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Change in Control.

(a) [ALTERNATIVE A] In the event of a Change in Control (as defined below) of the Company at any time prior to or on the Measurement Date, the Participant shall be issued a number of shares of Common Stock equal to the number of Target Shares as of the consummation of the Change in Control.

(a) [ALTERNATIVE B] In the event of a Change in Control (as defined below) of the Company at any time prior to or on the Measurement Date, the Participant shall immediately and automatically forfeit this Award as of the consummation of the Change in Control.

(b) In the event of a Change in Control of the Company at any time after the Measurement Date:

(i) Any shares of Restricted Stock subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the fair market value of any shares of Restricted Stock subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the vesting schedule applicable to the Award. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash incentive program, no accelerated vesting of the shares of Restricted Stock shall occur at the time of the Change in Control, except to the limited extent otherwise provided in Section 7(b)(iii) below.

(ii) In the event the Award is assumed or otherwise continued in effect, the shares of Restricted Stock subject to the Award will be appropriately adjusted immediately after the consummation of the Change in Control to reflect the transaction. To the extent the actual holders of the outstanding Stock receive cash consideration for their Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the shares of Restricted Stock subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Stock in the Change in Control transaction, provided such common stock is readily traded on an established securities exchange.

(iii) Upon the closing of the Change in Control, the restrictions shall lapse with respect to fifty percent (50%) of the shares of Restricted Stock at the time subject to this Award, subject to the Company’s collection of withholding taxes. The remaining shares of Restricted Stock shall continue to vest equally over the remaining vesting term as set forth in Section 4; provided that in the event the Participant ceases to be an Eligible Participant because of termination of the service relationship by the Company other than for Cause within twelve (12) months following the closing of the Change in Control, then the restrictions shall lapse with respect to all of the shares of Restricted Stock, subject to the Company’s collection of the applicable withholding taxes pursuant to the provisions of Section 10.

(iv) If the shares of Restricted Stock subject to this Award at the time of the Change in Control are not so assumed or otherwise continued in effect or replaced with a cash incentive program in accordance with Section 7(b)(i) above, then the restrictions on the shares of Restricted Stock shall lapse immediately prior to the closing of the Change in Control, subject to the Company’s collection of the applicable withholding taxes pursuant to the provisions of Section 10.

(c) For purposes of this Award Agreement, a “Change in Control” of the Company shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets, or

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than 50% of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of members of the board of directors) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

(d) For purposes of this Award Agreement, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

8. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Award Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

9. Transferability. This Award Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

10. Tax Withholding. The Participant shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make provisions satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued.

11. Election Under Section 83(b). The Participant and the Company hereby agree that the Participant may, within 30 days following the Grant Date, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Participant makes such an election, he agrees to provide a copy of the election to the Company. The Participant acknowledges that he is responsible for obtaining the advice of his own tax advisors with regard to the Section 83(b) election and he is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to such election.

12. No Obligation to Continue Employment. Neither the Company nor any subsidiary is obligated by or as a result of the Plan or this Award Agreement to continue the Participant in employment and neither the Plan nor this Award Agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Participant at any time.

13. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14. Amendment. This Award Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

15. Governing Law. This Award Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New Jersey without regard to any applicable conflicts of laws.

16. Participant’s Acknowledgments. The Participant acknowledges that he: (i) has read this Award Agreement; (ii) has been represented in the preparation, negotiation and execution of this Award Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Award Agreement; and (iv) is fully aware of the legal and binding effect of this Award Agreement.

ARBINET-THEXCHANGE, INC.

By:
Title:

Address:	120 Albany Street
Tower II, Suite 450
New Brunswick, NJ 08901

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Participant’s Signature

Participant’s name and address:

EXHIBIT A